UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d)

of The Securities Exchange Act of 1934

Date of Report (Date of Earliest Event Reported): April 21, 2020

VIVEVE MEDICAL, INC.

(Exact name of registrant as specified in its charter)

Delaware	1-11388	04-3153858
(State or other jurisdiction of incorporation)	(Commission File Number)	(I.R.S. Employer Identification No.)

345 Inverness Drive South, Building B, Suite 250 Englewood, Colorado	80112
(Address of principal executive offices)	(Zip Code)

Registrant’s telephone number, including area code (720) 696-8100

Not Applicable

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
Common Stock	VIVE	NASDAQ Capital Market

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§ 230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§ 240.12b-2 of this chapter).

Emerging growth company  ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act.  ☐

Item 1.01. Entry into a Material Definitive Agreement.

On April 24, 2020, Viveve, Inc. (“Viveve”), a wholly-owned subsidiary of Viveve Medical, Inc. (the “Company”), entered into a promissory note (the “Promissory Note”) evidencing an unsecured loan in the amount of $1,343,400 made to Viveve under the Paycheck Protection Program (the “Loan”). The Paycheck Protection Program (or “PPP”) was established under the Coronavirus Aid, Relief, and Economic Security Act (the “CARES Act”) and is administered by the U.S. Small Business Administration. The Loan to Viveve is being made through Western Alliance Bank, an Arizona corporation (the “Lender”).

The interest rate on the Loan is 1.00% and the term of the Loan is two years. Beginning seven months from the date of the Loan, Viveve is required monthly payments of principal and interest. The promissory note evidencing the Loan contains customary events of default relating to, among other things, payment defaults or breaching the terms of the Loan documents. The occurrence of an event of default may result in the repayment of all amounts outstanding, collection of all amounts owing from Viveve, or filing suit and obtaining judgment against Viveve.

Under the terms of the CARES Act, PPP loan recipients can apply for and be granted forgiveness for all or a portion of loan granted under the PPP. Such forgiveness will be determined, subject to limitations, based on the use of loan proceeds for payment of payroll costs and any payments of mortgage interest, rent, and utilities. No assurance is provided that Viveve will obtain forgiveness of the Loan in whole or in part.

The foregoing descriptions of the Loan do not purport to be complete and are qualified in their entirety by reference to the full text of the Promissory Note attached to this Form 8-K as Exhibit 10.1 and incorporated herein by reference.

Item 2.03. Creation of a Direct Financial Obligation or an Obligation under an Off-Balance Sheet Arrangement of the Registrant

The disclosure in Item 1.01 and Exhibit 10.1 of this Form 8-K are incorporated herein by reference.

Item 3.01. Notice of Delisting or Failure to Satisfy a Continued Listing Rule or Standard; Transfer of Listing.

On April 21, 2020, the Company received a letter (the “Notice”) from The Nasdaq Stock Market (“Nasdaq”) advising the Company that for 30 consecutive trading days preceding the date of the Notice, the bid price of the Company’s common stock had closed below the $1.00 per share minimum required for continued listing on the Nasdaq Capital Market pursuant to Nasdaq Listing Rule 5550(a)(1) (the “Minimum Bid Price Requirement”). The Notice has no effect on the listing of the Company’s common stock at this time, and the Company’s common stock continues to trade on the Nasdaq Capital Market under the symbol “VIVE.”

Under Nasdaq Listing Rule 5810(c)(3)(A), if during the 180 calendar day period following the date of the Notice, the closing bid price of the Company’s common stock is at or above $1.00 for a minimum of 10 consecutive business days, the Company will regain compliance with the Minimum Bid Price Requirement and its common stock will continue to be eligible for listing on the Nasdaq Capital Market, absent noncompliance with any other requirement for continued listing.

On April 16, 2020, Nasdaq announced it was providing temporary relief from the Minimum Bid Price Requirement through June 30, 2020. Under the relief, the Company will have additional time to regain compliance with the Minimum Bid Price Requirement with the compliance period beginning July 1, 2020. As such, the compliance period for the Company will expire on December 28, 2020 (the “Compliance Period”).

If the Company does not regain compliance with the Minimum Bid Price Requirement by the end of the Compliance Period, under Nasdaq Listing Rule 5810(c)(3)(A)(ii) if on the last day of the Compliance Period the Company is in compliance with the market value of publicly held shares requirement for continued listing as well as all other standards for initial listing of its common stock on the Nasdaq Capital Market (other than the bid price requirement), the Company may be eligible for additional time if the Company also provides written notice to Nasdaq of its intention to cure the deficiency during a second compliance period (by effecting a reverse stock split if necessary), at which point Nasdaq may grant the Company an additional 180-days to regain compliance with the Minimum Bid Price Requirement. If the Company does not regain compliance with the Minimum Bid Price Requirement by the end of the Compliance Period (or the Compliance Period as may be extended) the Company’s common stock will be subject to delisting.

The Company intends to monitor the closing bid price of its common stock and may, if appropriate, consider implementing available options to regain compliance with the Minimum Bid Price Requirement under the Nasdaq Listing Rules.

Item 9.01. Financial Statements and Exhibits.

(d) Exhibits.

Exhibit No.	Description
10.1	Promissory Note, dated April 24, 2020, by and between Viveve and the Lender

*        *        *

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

VIVEVE MEDICAL, INC.

Date: April 24, 2020	By:	/s/ Scott Durbin
Scott Durbin
Chief Executive Officer